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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               September 2, 1999
               Date of Report (Date of earliest event reported)



                      PEDIATRIC SERVICES OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                      0-23946                       58-1873345
------------------------          ------------               -------------------
(State of incorporation)          (Commission                   (IRS Employer
                                  File Number)               Identification NO.)



             310 Technology Parkway, Norcross, Georgia  30092-2929
           (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number including area code:  (770) 441-1580




                       Page 1 of 52, including Exhibits.
                    Index to Exhibits is on page 3 hereof.
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Item 5.  Other Events

     See the following press release dated August 31, 1999, announcing that the Registrant has entered into a definitive agreement to sell the assets of its paramedical testing division to Hooper Holmes, Inc. The anticipated sale price of approximately $85 million to $95 million is subject to certain performance and other price adjustments, and is also subject to closing conditions and regulatory approvals. The Registrant intends to use the proceeds from the transaction to repay a portion of its outstanding debt and for working capital needs.



Item 7.  Exhibits

 2.2  Asset Purchase Agreement, dated August 30, 1999, filed herewith.

99.1  Press Release, dated August 31, 1999, filed herewith.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PEDIATRIC SERVICES OF AMERICA, INC.



                                       By: /s/ James M. McNeill
                                           --------------------
                                           James M. McNeill,
                                           Senior Vice President, Chief
                                           Financial Officer, Secretary
                                           and Treasurer



Dated:  September 2, 1999


                                    Page 2
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                               INDEX TO EXHIBITS


Exhibits                                                                Page No.
                                                                        --------

            The following exhibit is filed with this report. The Registrant will furnish any exhibit upon request to Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092. There is a charge of $.50 per page to cover expenses for copying and mailing.

   2.2      Asset Purchase Agreement, dated August 30, 1999,
            filed herewith............................................       4

  99.1      Press Release, dated August 31, 1999, filed herewith......      52




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